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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4, No. 333-92468, and related Prospectus of Tesoro Petroleum Corporation for the registration of $450,000,000 of 9 5/8% Senior Subordinated Notes due 2012, Series B and to the incorporation by reference therein of our report dated October 12, 2001 with respect to the combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. as of December 31, 2000 and 1999, and for the three years in the period ended December 31, 2000, included in Tesoro Petroleum Corporation's Amendment No. 1 to Current Report on Form 8-K dated October 24, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
September 3, 2002